Exhibit 99.1

Equinix Announces $250 Million Share Repurchase Program; Links Management Incentives to Total Shareholder Return; Targets Positive Adjusted Free Cash Flow in 2013

REDWOOD CITY, Calif.--(BUSINESS WIRE)--November 17, 2011--Equinix, Inc. (Nasdaq:EQIX), a provider of global data center services, today announced that its Board of Directors has authorized a share repurchase program of up to $250 million it intends to execute through December 31, 2012. Share repurchases may be made by the company from time to time in open market transactions at prevailing market prices or in privately negotiated transactions. The Compensation Committee of Equinix’s Board of Directors, as part of its annual review, also added total shareholder return as an additional criterion for 2012 executive compensation. These actions reflect the Board’s ongoing review of shareholder capital return alternatives and executive compensation practices.

Steve Smith, CEO of Equinix, said, “As we seek to balance revenue growth and free cash flow, we will continue to consider various options to create long-term shareholder value. We believe Equinix’s stock is undervalued and the repurchase is an efficient way to enhance shareholder value. Our first priority is continuing to invest our cash flow in the business to capture the robust demand we are seeing in many of our existing and potential future markets globally. The share repurchase program is supported by our growing scale and continued focus on profitable growth. Together with our previously announced intent to cash settle any conversions of our 2.5% convertible debt due April 2012, we plan to deploy up to $500 million for the direct benefit of shareholders.”

“The financial performance of our business combined with the strength of our balance sheet gives us the confidence and the flexibility to execute this program for the benefit of our shareholders. Given the current trajectory of our business, we are reiterating our previously stated goal of generating over $3.0 billion in annual revenues in 2015 and are executing on a plan targeted to deliver positive adjusted free cash flow in 2013. We are also maintaining previously announced guidance for both 2011 and 2012,” concluded Smith.

Peter Van Camp, Executive Chairman of Equinix, said, “The Board is committed to long-term shareholder returns and this announcement is another important step in that direction. While all long-term equity incentives have historically been performance-based, the Compensation Committee of the Board believes now is the appropriate time to update our criteria to ensure it remains aligned with shareholder interests. Adding total shareholder return as a key performance metric accomplishes this objective.”

The actual timing, number and value of shares repurchased under the program will be determined by management in its discretion and will depend on a number of factors, including, among others, compliance with the terms of our outstanding bonds, the availability of stock, general market and business conditions, the trading price of the stock and applicable legal requirements. Equinix has no obligation to repurchase any shares under the authorization, and the repurchase program may be suspended, discontinued or modified at any time for any reason.

About Equinix

Equinix, Inc. (Nasdaq:EQIX) connects businesses with partners and customers around the world through a global platform of high performance data centers, containing dynamic ecosystems and the broadest choice of networks. Platform Equinix connects more than 4,000 enterprises, cloud, digital content and financial companies including more than 680 network service providers to help them grow their businesses, improve application performance and protect their vital digital assets. Equinix operates in 38 strategic markets across the Americas, EMEA and Asia-Pacific and continually invests in expanding its platform to power customer growth. http://www.equinix.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix’s filings with the Securities and Exchange Commission. In particular, see Equinix’s recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

CONTACT:
Equinix Investor Relations Contact
Katrina Rymill, +1-650-598-6583
krymill@equinix.com
or
Equinix Media Contact
Melissa Neumann, +1-650-598-6098
mneumann@equinix.com